UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 24, 2006
(Date of report)

RESOLVE STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-29485	33-0850639
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

3235 Omni Drive
Cincinnati, OH 45245
(Address of Principal Executive Offices)

(800) 894-4250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 22, 2006, Resolve Staffing, Inc. (the “Company”) announced that it has reached an agreement in principle to merge with Employee Leasing Services, Inc. (ELS), and certain related affiliates. Headquartered in Cincinnati, Ohio. ELS (www.elshr.com), a professional employer organization (PEO), manages a payroll of over 10,000 worksite employees in over 40 states and has operation and service centers throughout the country. ELS’ 2005 gross (non-GAAP) revenues were over $200 million, which equates to approximately $50 million in net (GAAP) revenues and $3.5 million in Pretax Profit.

Under the terms of the agreement, Resolve will acquire all outstanding shares of ELS for approximately $3 million in cash, a $7 million note and 1.4 million shares of Resolve common stock. Closing of the transaction is subject to certain customary closing conditions and is expected to occur in the second quarter of 2006.

A copy of the Letters of Intent and press release are included in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(C) Exhibits: The following exhibits are furnished with this Form 8-K:

99.1 Letter of Intent with Roux, Horne, et al dated February 22, 2006.

99.2 Letter of Intent with Heineman and Walton dated February 22, 2006.

99.3 Press Release dated February 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RESOLVE STAFFING, INC.

By: /s/ Ronald Heineman
______________________
CEO

Dated: February 22, 2006